UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2008

EXTREME NETWORKS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-25711	77-0430270
(Commission File Number)	(I.R.S. Employer Identification No.)

3585 Monroe Street, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

(408) 579-2800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 11, 2008, Extreme Networks, Inc. (the “Company”) issued a press release to announce its intention to commence a “modified Dutch auction” tender offer to purchase $100 million worth of its common stock, including the associated preferred stock purchase rights. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Additional Information and Where to Find It

This communication is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell shares of the Company’s common stock. The solicitation of offers to buy shares of the Company’s common stock will only be made pursuant to the offer to purchase, to be issued in connection with the launch of the tender offer (as may be amended or supplemented), the related letter of transmittal, and other related documents that the Company is sending to its stockholders. The tender offer materials will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be distributed by the Company to its stockholders at no expense to them. All of those materials (and all other documents the Company files with the Securities and Exchange Commission (the “SEC”)) will also be available at no charge on the SEC’s Website at www.sec.gov and from the information agent for the tender offer.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 99.1    Press Release dated August 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXTREME NETWORKS, INC.

Dated: August 11, 2008	By:	/S/ KAREN M. ROGGE
Karen M. Rogge Senior Vice President and Chief Financial Officer